Exhibit 4.2

First Amendment

Dated as of July 18, 2005

to

Note Purchase Agreements dated as of June 19, 2003

Re:

5.55% Senior Notes, Series A, due June 19, 2023

4.91% Senior Notes, Series B, due June 19, 2018

5.55% Senior Notes, Series C, due June 19, 2013

Table of Contents

(Not a part of this First Amendment)

Schedule I — Name of Holders and Principal Amount of 2003 Notes

-i-

Dated as of
July 18, 2005

To each of the holders
listed in Schedule I to
this First Amendment

Ladies and Gentlemen:

     Reference is made to (i) the separate Note Purchase Agreements each dated as of June 19, 2003 (the “Note Agreements”), by and between NRP (Operating) LLC, a Delaware limited liability company (the “Company”), and each of you, respectively, (ii) the $60,000,000 aggregate principal amount of 5.55% Senior Notes, Series A, due June 19, 2023 of the Company (the “Series A Notes”), (iii) the $80,000,000 aggregate principal amount of 4.91% Senior Notes, Series B, due June 19, 2018 of the Company (the “Series B Notes”) and (iv) the $35,000,000 aggregate principal amount of 5.55% Senior Notes, Series C, due June 19, 2013 of the Company (the “Series C Notes,” and collectively with the Series A and Series B Notes, the “2003 Notes”). Capitalized terms used in this First Amendment (this “First Amendment”) without definition shall have the meanings given such terms in the Note Agreements.

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company requests the amendment of certain provisions of the Note Agreements as hereinafter provided.

     Concurrently with the Effective Date, this First Amendment shall be effective, but only in the respects hereinafter set forth:

Section 1. Amendments to Note Agreements.

     Section 1.1. Section 7.1(a) of the Note Agreements is hereby amended as of the Effective Date by inserting the following at the end thereof:

“provided, however, that, notwithstanding the foregoing, so long as the Company shall be a direct wholly-owned Subsidiary of the Parent and the Parent does not own any assets other than its membership interest in the Company, the Company may deliver the foregoing items as specified in this Section 7.1(a) with respect to the Parent, rather than the Company; provided, further, however, in the event the Company has delivered items required by this Section 7.1(a) with respect to the Parent and the Securities Valuation Office of the National Association of Insurance Commissioners requests additional information (including, without limitation, the financial statements of the Company required to be delivered by the Company pursuant to this Section 7.1(a)) in order to assign or maintain a

NRP (Operating) LLC	First Amendment

designation of the Notes, the Company agrees to timely furnish such information;”

     Section 1.2. Section 7.1(b) of the Note Agreements is hereby amended as of the Effective Date by inserting the following phrase at the end thereof:

“provided, however, that, notwithstanding the foregoing, so long as the Company shall be a direct wholly-owned Subsidiary of the Parent and the Parent does not own any assets other than its membership interest in the Company, the Company may deliver the foregoing items as specified in this Section 7.1(b) with respect to the Parent, rather than the Company; provided, further, however, in the event the Company has delivered items required by this Section 7.1(b) with respect to the Parent and the Securities Valuation Office of the National Association of Insurance Commissioners requests additional information (including, without limitation, the financial statements of the Company required to be delivered by the Company pursuant to this Section 7.1(b)) in order to assign or maintain a designation of the Notes, the Company agrees to timely furnish such information;”

     Section 1.3. Section 8.3(h)(iii) of the Note Agreements is hereby amended as of the Effective Date by deleting the name “Arch Coal, Inc.” appearing therein and substituting the name “NRP Investment L.P.” therefor.

     Section 1.4. Section 10.6(a)(iii) of the Note Agreements is hereby amended as of the Effective Date by deleting the word “to” appearing in the last line thereof and substituting the phrase “would not” therefor.

     Section 1.5. The new definition “NRP Investment L.P.” is hereby added as of the Effective Date to Schedule B to the Note Agreements in alphabetical order to read as follows:

          “NRP Investment L.P.” means NRP Investment L.P., a Delaware limited partnership.

     Section 1.6. The definition of “Financing Agreement” and “Financing Agreements” set forth on Schedule B to the Note Agreements is hereby amended as of the Effective Date by deleting the phrase “as amended or modified from time to time” appearing therein and substituting the phrase “as amended, modified or supplemented from time to time” therefor.

     Section 1.7. The definition of “Priority Debt” set forth on Schedule B to the Note Agreements is hereby amended as of the Effective Date by deleting the phrase “(other than to the Company or another Subsidiary)” appearing in clause (ii) thereof and substituting the phrase “(other than (a) Debt of a Subsidiary to the Company or another Subsidiary, (b) Debt of a Subsidiary Guarantor pursuant to the Subsidiary Guarantee and (c) Debt of a Subsidiary Guarantor pursuant to the unsecured Guaranty of the obligations of the Company under the Bank Agreement)” therefor.

NRP (Operating) LLC	First Amendment

     Section 1.8. The definition of “this Agreement” set forth on Schedule B to the Note Agreements is hereby amended as of the Effective Date by deleting the phrase “as amended or modified from time to time” appearing therein and substituting the phrase “as amended, modified or supplemented from time to time” therefor.

Section 2. Limited Waiver.

     With effect from the Effective Date, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the undersigned holders of the 2003 Notes agree and consent that any Default or Event of Default that has occurred prior to the Effective Date pursuant to (i) Section 11(d) of the Note Agreements, solely as a result of the delivery of quarterly or annual financial statements of the Parent, that otherwise meet the requirements of Sections 7.1(a) and (b) of the Note Agreements, in lieu of the quarterly or annual financial statements of the Company required to be delivered pursuant to Sections 7.1(a) and (b) of the Note Agreements or (ii) Section 11(c) of the Note Agreements, solely as a result of the failure to deliver notice of any Default or Event of Default described in clause (i) of this sentence, is hereby waived. This waiver is limited to the specific Defaults or Events of Default described above in this Section 2 and does not extend to (x) any Default or Event of Default occurring after the Effective Date, whether or not similar in nature to the Defaults or Events of Default described above in this Section 2 or (y) any Default or Event of Default existing on or occurring prior to the Effective Date, other than the specific Defaults or Events of Default described above in this Section 2.

Section 3. Conditions Precedent.

     This First Amendment shall not become effective until, and shall become effective on, the Business Day (the “Effective Date”) when each of the following conditions shall have been satisfied:

     (a) Each holder of 2003 Notes shall have received this First Amendment, duly executed by the Company.

     (b) Each holder of 2003 Notes shall have consented to this First Amendment as evidenced by their execution thereof.

     (c) Each Subsidiary Guarantor shall have consented to the terms of this First Amendment by signing in the appropriate space on the signature page hereof.

     (d) The representations and warranties of the Company set forth in Section 4 hereof shall be true and correct as of the date of the execution and delivery of this First Amendment and as of the Effective Date.

     (e) Any consents or approvals from any holder or holders of any outstanding security or Debt of the Company and any amendments of agreements pursuant to which any securities or Debt may have been issued which shall be necessary to permit the

NRP (Operating) LLC	First Amendment

consummation of the transactions contemplated hereby shall have been obtained and all such consents or amendments shall be reasonably satisfactory in form and substance to the holders and their special counsel.

     (f) Each holder shall have received such certificates of officers of the Company as it may reasonably request with respect to this First Amendment and the transactions contemplated hereby.

     (g) The Company shall have paid the fees and disbursements of the holders’ special counsel, Chapman and Cutler LLP, incurred in connection with the negotiation, preparation, execution and delivery of this First Amendment and the transactions contemplated hereby which fees and disbursements are reflected in the statement of such special counsel delivered to the Company at the time of the execution and delivery of this First Amendment.

     (h) All corporate and other proceedings in connection with the transactions contemplated by this First Amendment and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

Section 4. Representations and Warranties.

     The Company hereby represents and warrants that as of the date hereof and as of the date of execution and delivery of this First Amendment:

     (a) This First Amendment and the transactions contemplated hereby are within the limited liability company powers of the Company, have been duly authorized by all necessary limited liability company action on the part of the Company and this First Amendment has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms.

     (b) After giving effect to this First Amendment, there are no Defaults or Events of Default under the Note Agreements, as amended hereby.

     (c) The execution, delivery and performance of this First Amendment by the Company does not and will not result in a violation of or default under (A) the articles of formation or limited liability company agreement of the Company, (B) any agreement to which the Company is a party or by which it is bound or to which any of its properties is subject, (C) any order, writ, injunction or decree binding on the Company, or (D) any statute, regulation, rule or other law applicable to the Company.

NRP (Operating) LLC	First Amendment

     (d) No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this First Amendment.

     (e) The Company has not paid or agreed to pay any fees or other consideration, or given any additional security or collateral, or shortened the maturity or average life of any indebtedness or permanently reduced any borrowing capacity, in each case, in connection with the obtaining of any consents or approvals of any Person in connection with the transactions contemplated hereby.

     (f) Prior to the issuance of 2003 Notes, neither the Company nor anyone that acted on its behalf offered the 2003 Notes or the Subsidiary Guarantee or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than 45 Institutional Investors, each of which was offered the 2003 Notes and the Subsidiary Guarantee at a private sale for investment.

Section 5. Miscellaneous.

     Section 5.1. Except as amended herein, all terms and provisions of the Note Agreements, the 2003 Notes and related agreements and instruments are hereby ratified, confirmed and approved in all respects.

     Section 5.2. Each Subsidiary Guarantor, for itself as a guarantor under the Subsidiary Guarantee, consents to the terms of this First Amendment and reaffirms, ratifies and confirms (a) in all respects each and every obligation and covenant made by it in the Subsidiary Guarantee and (b) that the Subsidiary Guarantee remains the legal, valid and binding obligation of such Subsidiary Guarantor enforceable against such Subsidiary Guarantor in accordance with its terms.

     Section 5.3. Each reference in the Note Agreements to “this Agreement,” “hereunder,” “hereof,” or words of similar import in instruments or documents provided for in the Note Agreements or delivered or to be delivered thereunder or in connection therewith, shall, except where the context otherwise requires, be deemed a reference to the Note Agreement, as amended hereby.

     Section 5.4. This First Amendment shall be governed by and construed in accordance with the laws of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

     Section 5.5. This First Amendment and all covenants herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereunder. All covenants made by the Company herein shall survive the closing and the delivery of this First Amendment.

NRP (Operating) LLC	First Amendment

     Section 5.6. This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this First Amendment by facsimile shall be as effective as delivery of a manually executed counterpart of this First Amendment.

[Remainder of Page Intentionally Left Blank — Signature Pages Follow]

NRP (Operating) LLC	First Amendment

     The execution hereof by the holders shall constitute a contract among the Company and the holders for the uses and purposes hereinabove set forth.

NRP (Operating) LLC, a Delaware limited liability company
By
Name:
Title:

     Each of the undersigned, severally, hereby acknowledges, approves and agrees to the foregoing First Amendment and ratifies and confirms each of its obligations under the Subsidiary Guarantee.

WPP LLC
ACIN LLC
WBRD LLC

By:	NRP (Operating) LLC, as the Sole Member of each of the above named Subsidiary Guarantors

By

Name:

Title:

NRP (Operating) LLC	First Amendment

Accepted as of the date aforesaid:

Teachers Insurance and Annuity Association of America
By
Name:
Title:

NRP (Operating) LLC	First Amendment

Accepted as of the date aforesaid:

Connecticut General Life Insurance Company

By:	Cigna Investments, Inc. (authorized agent)

By

Name:
Title:

Life Insurance Company of North America

By:	CIGNA Investments, Inc.

By

Name:
Title:

NRP (Operating) LLC	First Amendment

Accepted as of the date aforesaid:

The Northwestern Mutual Life Insurance Company

By

Name:
Title:

NRP (Operating) LLC	First Amendment

Accepted as of the date aforesaid:
Massachusetts Mutual Life Insurance Company

	By:	Babson Capital Management LLC, as Investment Adviser

By

Name:
Title:

C.M. Life Insurance Company

	By:	Babson Capital Management LLC, as Investment Sub-Adviser

By

Name:
Title:

MassMutual Asia Limited

	By:	Babson Capital Management LLC, as Investment Adviser

By

Name:
Title:

NRP (Operating) LLC	First Amendment

Accepted as of the date aforesaid:
Sun Life Assurance Company of Canada (U.S.)
(successor By merger to Keyport Life Insurance Company

By

Name:
Title:

By

Name:
Title:

Sun Life Assurance Company of Canada

By

Name:
Title:

By

Name:
Title:

NRP (Operating) LLC	First Amendment

Accepted as of the date aforesaid:
New York Life Insurance Company

By

Name:
Title:

New York Life Insurance and Annuity Corporation

	By	New York Life Investment Management LLC, its Investment Manager

By

Name:
Title:

NRP (Operating) LLC	First Amendment

Accepted as of the date aforesaid:

Jefferson-Pilot Life Insurance Company

By

Name:
Title:

NRP (Operating) LLC	First Amendment

Accepted as of the date aforesaid:

Farm Bureau Life Insurance Company

By

Name:
Title:

NRP (Operating) LLC	First Amendment

Accepted as of the date aforesaid:

National Life Insurance Company

By

Name:
Title:

NRP (Operating) LLC	First Amendment

Accepted as of the date aforesaid:
Life Insurance Company of the Southwest

By

Name :
Title :

NRP (Operating) LLC	First Amendment

Accepted as of the date aforesaid :

Beneficial Life Insurance Company

By

Name :
Title :

NRP (Operating) LLC	First Amendment

Accepted as of the date aforesaid :
The Prudential Insurance Company of America

By :

Name :
Title :

Prudential Retirement Insurance and Annuity Company

By Prudential Investment Management, Inc.,
as Investment Manager

By

Name:
Title:

	Outstanding Principal Amount ($)
Name of Holder	of 2003 Notes Held as of
	July 18, 2005
	Series A	Series B	Series C
Teachers Insurance and Annuity Association of America	$13,350,000	$8,487,500	$7,500,000

CIG & Co. (as nominee of Connecticut General Life Insurance Company)		$15,447,250

CIG & Co. (as nominee of Life Insurance Company of North America)		$2,631,125

The Northwestern Mutual Life Insurance Company	$15,130,000		$9,000,000

Massachusetts Mutual Life Insurance Company	$8,633,000	$5,050,062.50	$3,750,000

C.M. Life Insurance Company	$1,602,000	$1,315,562.50	$750,000

Gerlach & Co. (as nominee of MassMutual Asia Limited)	$890,000

Sun Life Insurance Company (U.S.) (successor by merger to Keyport Life Insurance Company)	$10,680,000		$2,500,000

Sun Life Assurance Company of Canada		$7,214,375

New York Life Insurance Company		$8,063,125	$4,000,000

New York Life Insurance and Annuity Corporation		$4,243,750	$2,000,000

Jefferson-Pilot Life Insurance Company		$9,760,625

Chimebrook & Company (as nominee of Farm Bureau Life Insurance Company)			$4,000,000

National Life Insurance Company	$2,225,000

Life Insurance Company of the Southwest			$1,500,000

TFINN (as nominee of Beneficial Life Insurance Company)	$890,000

Schedule I
(to First Amendment)

NRP (Operating) LLC	First Amendment

	Outstanding Principal Amount ($)
Name of Holder	of 2003 Notes Held as of
	July 18, 2005
	Series A	Series B	Series C
Pru & Co.		$5,686,625

Total:	$53,400,000	$67,900,000	$35,000,000

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